Exhibit 99.1

News Release

Investor Contact Jay Spitzer and Chandrika Nigam Investor.Relations@Adtalem.com +1 312-906-6600

Media Contact Jacquelyn Manetakis adtalemmedia@Adtalem.com +1 630-303-4438

Adtalem Global Education Announces Fiscal Third Quarter 2023 Results

Improving total enrollment trends

Strategic transformation momentum

Narrows guidance for fiscal year 2023

Third quarter highlights

•	Revenue $369.1 million, up 1.3% year-over-year
•	Total student enrollment 79,586, down 3.1% year-over-year, a quarterly sequential improvement of 100 basis points
•	Chamberlain University strong demand in pre-licensure BSN and post-licensure MSN programs
•	Diluted earnings per share $1.00 from $7.04 in the prior year; adjusted earnings per share $1.13, up 34.5% versus prior year

Fiscal year 2023 guidance

•	Revenue $1,400 million to $1,450 million
•	Adjusted earnings per share $4.05 to $4.20

Repurchased $48 million of shares in the third quarter against $300 million Board authorized share repurchase program

CHICAGO Ill. – May 2, 2023 – Adtalem Global Education Inc. (NYSE: ATGE), a national leader in post-secondary education and a leading provider of professional talent to the healthcare industry, today reported academic, operating and financial results for its third quarter fiscal 2023 ended March 31, 2023.

 “Our third quarter results showcase our unwavering commitment to provide access to high-quality, post-secondary and graduate level programs to nearly 80,000 diverse students and working adults. We continue to make steady progress in strengthening our operational excellence, supporting our portfolio of programs and solutions in ways that benefit all our stakeholders, especially our students. One testament to these benefits are the first time residency attainment rates for American University of the Caribbean School of Medicine and Ross University School of Medicine students attaining 2023/24 residency positions which, at 97%, are among the highest-ever for these institutions,” said Steve Beard, president and CEO of Adtalem Global Education.

Beard continued, “With market leading scale and a commitment to broad access and quality outcomes, we are addressing critical talent shortages in healthcare for the benefit of communities nationwide. Our strategic vision, disciplined execution, results, and improving industry outlook positions Adtalem to drive long-term sustainable growth.”

Financial Highlights

Selected financial data for the three months ended March 31, 2023:

•	Revenue of $369.1 million increased 1.3% compared with the prior year.
•
Operating income was $59.4 million, compared with $32.9 million in the prior year; adjusted operating income was $73.0 million, a decrease of 4.3% compared with $76.2 million in the prior year. Operating margin was 16.1% compared with 9.0% in the prior year, and adjusted operating margin was 19.8% compared with 20.9% in the prior year.

•	Net income was $45.9 million, compared with $347.7 million in the prior year; adjusted net income was $51.6 million, an increase of 24.7% compared with $41.4 million in the prior year.
•	Diluted earnings per share decreased to $1.00 from $7.04 in the prior year; adjusted earnings per share increased to $1.13, up 34.5% compared with $0.84 in the prior year.
•	Adjusted EBITDA was $85.9 million, a decrease of 6.8% compared with $92.2 million in the prior year; adjusted EBITDA margin was 23.3% compared with 25.3% in the prior year.

Selected financial data for the nine months ended March 31, 2023:

•	Revenue of $1,086.2 million increased 6.4% compared with the prior year.
•
Operating income was $128.6 million, compared with $30.8 million in the prior year; adjusted operating income was $217.6 million, an increase of 22.2% compared with $178.0 million in the prior year. Operating margin improved to 11.8% from 3.0% and adjusted operating margin increased to 20.0% from 17.4% in the prior year.

•	Net income was $71.1 million, compared with $304.2 million in the prior year; adjusted net income was $146.9 million, an increase of 57.3% compared with $93.4 million in the prior year.
•	Diluted earnings per share decreased to $1.54 from $6.15 in the prior year; adjusted earnings per share increased to $3.19, up 70.6% compared with $1.87 in the prior year.
•	Adjusted EBITDA was $260.2 million, an increase of 16.2% compared with $223.9 million in the prior year; adjusted EBITDA margin was 24.0% compared with 21.9% in the prior year.

Business Highlights

•
Chamberlain University’s pre-licensure Bachelor of Science in Nursing (BSN) is accredited by the Higher Learning Commission and Commission on Collegiate Nursing Education. The online option now has over 500 enrollees spread across 22 states in just 2.5 years since launch.

•
First-time residency attainment rates for American University of the Caribbean School of Medicine and Ross University School of Medicine are at 97% for students attaining 2023/24 residency positions, among the highest-ever rates for the institutions, with 66% of those residents going into the all-important primary care specialty.

•
More than 875 students and graduates from Ross University School of Medicine and American University of the Caribbean School of Medicine will enter U.S. residency programs in 2023, representing 29 specialties deployed across 45 states. 26% of the students and graduates entering residency are from underrepresented minorities.

•	Walden University’s Master of Healthcare Administration program achieved Candidate Status from the Commission on Accreditation of Healthcare Management Education (CAHME).
•
Chamberlain University and Ochsner Health, the largest healthcare system and private employer in the state of Louisiana, partnered to launch the new Heart of Healthcare Program which awards up to three years of partial tuition coverage to eligible new students enrolled in the three-year Bachelor of Science in Nursing (BSN) degree program at Chamberlain University College of Nursing at Ochsner Health campus in New Orleans.

Segment Highlights

Chamberlain

•	Revenue in the third quarter increased 5.0% to $149.7 million from $142.6 million in the prior year.
•	Segment operating income increased 7.1% to $39.6 million from $37.0 million in the prior year. Adjusted segment operating income increased 1.7% to $39.6 million from $38.9 million in the prior year.
•	Adjusted EBITDA decreased 1.3% to $44.9 million compared with $45.5 million in the prior year.
•	Total student enrollment increased 2.0% compared with the prior year, driven by growth in pre-licensure and post-licensure nursing programs as well as higher persistence across the segment.

Walden

•	Revenue in the third quarter decreased 4.5% to $132.9 million from $139.1 million in the prior year.
•
Segment operating income increased to $10.3 million compared with segment operating loss of $3.2 million in the prior year. Adjusted segment operating income decreased 4.7% to $24.6 million compared with $25.8 million in the prior year.

•	Adjusted EBITDA decreased 4.9% to $27.8 million compared with $29.3 million in the prior year.
•
Total student enrollment decreased 7.9% compared with the prior year, primarily attributable to declines in non-healthcare programs and to a lesser extent to healthcare programs partially offset by higher persistence across the segment. Elimination of off-cycle start dates adversely impacted year-over-year total enrollment growth by 2.2%.

Medical and Veterinary

•	Revenue in the third quarter increased 4.6% to $86.5 million from $82.7 million in the prior year.
•
Segment operating income increased by 21.4% to $16.5 million from $13.6 million in the prior year. Adjusted segment operating income decreased 6.9% to $16.9 million compared with $18.1 million in the prior year.

•	Adjusted EBITDA decreased 8.4% to $20.7 million compared with $22.6 million in the prior year.
•	Total student enrollment increased 1.6% compared with the prior year, driven by growth in both medical and veterinary programs.

Fiscal Year 2023 Outlook
Adtalem narrowed its guidance for fiscal year 2023 revenue to a range of $1,400 million to $1,450 million from a range of $1,380 million to $1,450 million, and adjusted earnings per share to a range of $4.05 to $4.20 from a range of $3.95 to $4.20.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2023 third quarter results today at 4:30 p.m. CDT (5:30 p.m. EDT).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) stating “Adtalem earnings call” or use conference ID: 13737030. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13737030, or visit the Adtalem investor relations website at: https://investors.adtalem.com.

Investor Day

Adtalem will host an Investor Day on Tuesday, June 20, 2023, at 9:00 a.m. CDT at Adtalem’s Chamberlain University Chicago campus. Advanced registration will be required to attend the event in-person. To register, please visit Adtalem’s Investor Day website.

During the investor event, Adtalem’s executive leadership team will discuss the Company’s strategic priorities, growth strategy, and financial outlook. Investors and analysts will have the opportunity to participate in a Q&A session. In-person participants are invited to join the leadership team to tour the campus.
About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE) is a national leader in post-secondary education and leading provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem’s family of institutions has more than 300,000 alumni and 10,000 employees. Adtalem was named one of America’s Most Responsible Companies in 2021 and 2023 by Newsweek and Statista, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes and Statista. Visit Adtalem.com for more information and follow on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth, the future impacts of the COVID-19 pandemic, and the expected synergies from the Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

	Q3 2023	Q3 2022	% Change
Adtalem Global Education Student Enrollments
Total students(1)	79,586	82,174	-3.1%

Chamberlain University
Total students	34,847	34,158	2.0%

Walden University
Total students	39,427	42,788	-7.9%

Medical & Veterinary
Total students	5,312	5,228	1.6%

(1) Represents total students attending sessions during each institution’s most recent enrollment period in Q3 FY 2023 and Q3 FY 2022

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	March 31,	June 30,	March 31,
	2023	2022	2022
Assets:
Current assets:
Cash and cash equivalents	$315,373	$346,973	$788,729
Restricted cash	1,804	964	1,266
Accounts receivable, net	113,284	81,635	96,064
Prepaid expenses and other current assets	102,573	127,532	124,968
Current assets held for sale	—	—	1,432
Total current assets	533,034	557,104	1,012,459
Noncurrent assets:
Property and equipment, net	252,797	289,926	294,538
Operating lease assets	173,271	177,995	186,968
Deferred income taxes	54,494	51,093	47,574
Intangible assets, net	824,641	873,577	896,884
Goodwill	961,262	961,262	961,262
Other assets, net	67,618	119,283	120,145
Noncurrent assets held for sale	—	—	93
Total noncurrent assets	2,334,083	2,473,136	2,507,464
Total assets	$2,867,117	$3,030,240	$3,519,923

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$73,307	$57,140	$67,252
Accrued payroll and benefits	56,023	67,792	57,510
Accrued liabilities	86,691	98,124	176,921
Deferred revenue	175,488	149,810	171,937
Current operating lease liabilities	46,411	50,781	51,335
Current liabilities held for sale	—	—	1,417
Total current liabilities	437,920	423,647	526,372
Noncurrent liabilities:
Long-term debt	694,429	838,908	1,225,360
Long-term operating lease liabilities	164,185	177,045	188,955
Deferred income taxes	27,237	25,554	25,862
Other liabilities	32,961	73,700	74,380
Noncurrent liabilities held for sale	—	—	41
Total noncurrent liabilities	918,812	1,115,207	1,514,598
Total liabilities	1,356,732	1,538,854	2,040,970
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 44,232, 45,177, and 45,138 shares outstanding as of March 31, 2023, June 30, 2022, and March 31, 2022, respectively	822	818	818
Additional paid-in capital	564,363	521,848	517,431
Retained earnings	2,381,506	2,310,396	2,303,650
Accumulated other comprehensive loss	(2,227)	(2,227)	(3,417)
Treasury stock, at cost, 37,939, 36,619, and 36,621 shares as of March 31, 2023, June 30, 2022, and March 31, 2022, respectively	(1,434,079)	(1,339,449)	(1,339,529)
Total shareholders' equity	1,510,385	1,491,386	1,478,953
Total liabilities and shareholders' equity	$2,867,117	$3,030,240	$3,519,923

 Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue	$369,082	$364,281	$1,086,185	$1,021,195
Operating cost and expense:
Cost of educational services	165,820	166,027	484,768	498,497
Student services and administrative expense	144,526	148,863	432,713	433,379
Restructuring expense	1,278	10,518	17,706	16,999
Business acquisition and integration expense	11,346	5,924	35,702	41,537
Gain on sale of assets	(13,317)	—	(13,317)	—
Total operating cost and expense	309,653	331,332	957,572	990,412
Operating income	59,429	32,949	128,613	30,783
Interest expense	(14,457)	(36,585)	(47,806)	(109,907)
Other income (expense), net	3,980	(327)	3,301	2,435
Income (loss) from continuing operations before income taxes	48,952	(3,963)	84,108	(76,689)
(Provision for) benefit from income taxes	(389)	8,363	(5,906)	39,597
Income (loss) from continuing operations	48,563	4,400	78,202	(37,092)
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(3,993)	3,426	(6,734)	1,535
(Loss) gain on disposal of discontinued operations before income taxes	(402)	474,003	(3,576)	474,003
Benefit from (provision for) income taxes	1,701	(134,089)	3,222	(134,201)
(Loss) income from discontinued operations	(2,694)	343,340	(7,088)	341,337
Net income	$45,869	$347,740	$71,114	$304,245

Earnings (loss) per share:
Basic:
Continuing operations	$1.08	$0.09	$1.73	$(0.75)
Discontinued operations	$(0.06)	$7.02	$(0.16)	$6.90
Total basic earnings per share	$1.02	$7.11	$1.57	$6.15
Diluted:
Continuing operations	$1.06	$0.09	$1.70	$(0.75)
Discontinued operations	$(0.06)	$6.95	$(0.15)	$6.90
Total diluted earnings per share	$1.00	$7.04	$1.54	$6.15

Weighted-average shares outstanding:
Basic shares	45,125	48,925	45,276	49,459
Diluted shares	45,801	49,377	46,089	49,459

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended
	March 31,
	2023	2022
Operating activities:
Net income	$71,114	$304,245
Loss (income) from discontinued operations	7,088	(341,337)
Income (loss) from continuing operations	78,202	(37,092)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	10,908	18,604
Amortization and impairments to operating lease assets	37,928	35,251
Depreciation	31,618	33,471
Amortization of intangible assets	48,936	73,967
Amortization and write-off of debt discount and issuance costs	7,974	34,481
Provision for bad debts	23,391	19,552
Deferred income taxes	(1,718)	3,425
Loss on disposals, accelerated depreciation, and impairments to property and equipment	3,999	2,274
Gain on extinguishment of debt	(71)	—
Loss on investments	4,122	807
Gain on sale of assets	(13,317)	—
Changes in assets and liabilities:
Accounts receivable	(43,345)	(40,520)
Prepaid expenses and other current assets	7,034	2,398
Accounts payable	12,286	(5,737)
Accrued payroll and benefits	(11,719)	(22,416)
Accrued liabilities	(20,275)	(92,528)
Deferred revenue	26,038	92,507
Operating lease liabilities	(37,758)	(36,159)
Other assets and liabilities	(14,412)	(23,514)
Net cash provided by operating activities-continuing operations	149,821	58,771
Net cash used in operating activities-discontinued operations	(404)	(6,915)
Net cash provided by operating activities	149,417	51,856
Investing activities:
Capital expenditures	(19,056)	(22,249)
Proceeds from sale of marketable securities	7,635	941
Purchases of marketable securities	(1,508)	(1,315)
Proceeds from note receivable related to property sold	46,800	—
Payment for purchase of business, net of cash and restricted cash acquired	—	(1,488,054)
Cash received on DeVry University loan	—	10,000
Net cash provided by (used in) investing activities-continuing operations	33,871	(1,500,677)
Net cash used in investing activities-discontinued operations	—	(3,287)
Proceeds from sale of business, net of cash transferred	—	962,652
Payment for working capital adjustment for sale of business	(3,174)	—
Net cash provided by (used in) investing activities	30,697	(541,312)
Financing activities:
Proceeds from exercise of stock options	1,622	8,433
Employee taxes paid on withholding shares	(4,214)	(2,727)
Proceeds from stock issued under Colleague Stock Purchase Plan	451	400
Repurchases of common stock for treasury	(44,710)	(120,000)
Payment on equity forward contract	(13,162)	(30,000)
Proceeds from long-term debt	—	850,000
Repayments of long-term debt	(150,861)	(687,667)
Payment of debt discount and issuance costs	—	(49,553)
Payment for purchase of redeemable noncontrolling interest of subsidiary	—	(1,790)
Net cash used in financing activities	(210,874)	(32,904)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	12
Net decrease in cash, cash equivalents and restricted cash	(30,760)	(522,348)
Cash, cash equivalents and restricted cash at beginning of period	347,937	1,313,616
Cash, cash equivalents and restricted cash at end of period	317,177	791,268
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	1,273
Cash, cash equivalents and restricted cash of continuing operations at end of period	$317,177	$789,995
Non-cash investing and financing activities:
Accrued capital expenditures	$10,474	$5,408
Accrued liability for repurchases of common stock	$2,699	$—
Accrued excise tax on share repurchases	$361	$—
Settlement of financing liability with assets	$38,606	$—

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Revenue:
Chamberlain	$149,737	$142,550	$7,187	5.0%	$426,538	$417,310	$9,228	2.2%
Walden	132,874	139,081	(6,207)	(4.5)%	395,715	348,325	47,390	13.6%
Medical and Veterinary	86,471	82,650	3,821	4.6%	263,932	255,560	8,372	3.3%
Total consolidated revenue	$369,082	$364,281	$4,801	1.3%	$1,086,185	$1,021,195	$64,990	6.4%
Operating income (loss):
Chamberlain	$39,589	$36,979	$2,610	7.1%	$99,002	$83,290	$15,712	18.9%
Walden	10,343	(3,199)	13,542	NM	26,071	(17,748)	43,819	NM
Medical and Veterinary	16,472	13,571	2,901	21.4%	49,172	45,400	3,772	8.3%
Home Office and Other	(6,975)	(14,402)	7,427	51.6%	(45,632)	(80,159)	34,527	43.1%
Total consolidated operating income	$59,429	$32,949	$26,480	80.4%	$128,613	$30,783	$97,830	317.8%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, gain on sale of assets, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, net tax benefit related to a valuation allowance release, and net loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, gain on sale of assets, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, net tax benefit related to a valuation allowance release, and net loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for net loss (income) from discontinued operations, interest expense, other (income) expense, net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes, interest expense, and other (income) expense, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income (loss).

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

•	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
•	CEO transition costs related to acceleration of stock-based compensation expense.
•
Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.

•
Business acquisition and integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business acquisition and integration expense.

•	Intangible amortization expense on acquired intangible assets.
•	Gain on sale of Adtalem’s Chicago, Illinois, campus facility.
•
Pre-acquisition interest expense related to financing arrangements in connection with the Walden acquisition, write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, and impairment of an equity investment.

•	Net tax benefit related to a valuation allowance release.
•
Net loss (income) from discontinued operations includes the operations of ACAMS, Becker, OCL, including the after-tax gain on the sale of these businesses, and EduPristine operations, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$39,589	$36,979	$2,610	7.1%	$99,002	$83,290	$15,712	18.9%
Restructuring expense	—	1,931	(1,931)		818	2,266	(1,448)
Adjusted operating income (non-GAAP)	$39,589	$38,910	$679	1.7%	$99,820	$85,556	$14,264	16.7%
Operating margin (GAAP)	26.4%	25.9%			23.2%	20.0%
Operating margin (non-GAAP)	26.4%	27.3%			23.4%	20.5%

Walden:
Operating income (loss) (GAAP)	$10,343	$(3,199)	$13,542	NM	$26,071	$(17,748)	$43,819	NM
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
Restructuring expense	53	2,225	(2,172)		3,174	4,016	(842)
Intangible amortization expense	14,232	26,817	(12,585)		48,936	73,967	(25,031)
Adjusted operating income (non-GAAP)	$24,628	$25,843	$(1,215)	(4.7)%	$78,181	$68,796	$9,385	13.6%
Operating margin (GAAP)	7.8%	(2.3)%			6.6%	(5.1)%
Operating margin (non-GAAP)	18.5%	18.6%			19.8%	19.8%

Medical and Veterinary:
Operating income (GAAP)	$16,472	$13,571	$2,901	21.4%	$49,172	$45,400	$3,772	8.3%
Restructuring expense	421	4,569	(4,148)		7,334	4,757	2,577
Adjusted operating income (non-GAAP)	$16,893	$18,140	$(1,247)	(6.9)%	$56,506	$50,157	$6,349	12.7%
Operating margin (GAAP)	19.0%	16.4%			18.6%	17.8%
Operating margin (non-GAAP)	19.5%	21.9%			21.4%	19.6%

Home Office and Other:
Operating loss (GAAP)	$(6,975)	$(14,402)	$7,427	51.6%	$(45,632)	$(80,159)	$34,527	43.1%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	804	1,793	(989)		6,380	5,960	420
Business acquisition and integration expense	11,346	5,924	5,422		35,702	41,537	(5,835)
Gain on sale of assets	(13,317)	—	(13,317)		(13,317)	—	(13,317)
Adjusted operating loss (non-GAAP)	$(8,142)	$(6,685)	$(1,457)	(21.8)%	$(16,867)	$(26,467)	$9,600	36.3%

Adtalem Global Education:
Operating income (GAAP)	$59,429	$32,949	$26,480	80.4%	$128,613	$30,783	$97,830	317.8%
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,278	10,518	(9,240)		17,706	16,999	707
Business acquisition and integration expense	11,346	5,924	5,422		35,702	41,537	(5,835)
Intangible amortization expense	14,232	26,817	(12,585)		48,936	73,967	(25,031)
Gain on sale of assets	(13,317)	—	(13,317)		(13,317)	—	(13,317)
Adjusted operating income (non-GAAP)	$72,968	$76,208	$(3,240)	(4.3)%	$217,640	$178,042	$39,598	22.2%
Operating margin (GAAP)	16.1%	9.0%			11.8%	3.0%
Operating margin (non-GAAP)	19.8%	20.9%			20.0%	17.4%

Adtalem Global Education Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$39,589	$36,979	$2,610	7.1%	$99,002	$83,290	$15,712	18.9%
Restructuring expense	—	1,931	(1,931)		818	2,266	(1,448)
Depreciation	4,405	4,738	(333)		12,985	14,048	(1,063)
Stock-based compensation	923	1,869	(946)		3,600	5,104	(1,504)
Adjusted EBITDA (non-GAAP)	$44,917	$45,517	$(600)	(1.3)%	$116,405	$104,708	$11,697	11.2%
Adjusted EBITDA margin (non-GAAP)	30.0%	31.9%			27.3%	25.1%

Walden:
Operating income (loss) (GAAP)	$10,343	$(3,199)	$13,542	NM	$26,071	$(17,748)	$43,819	NM
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
Restructuring expense	53	2,225	(2,172)		3,174	4,016	(842)
Intangible amortization expense	14,232	26,817	(12,585)		48,936	73,967	(25,031)
Depreciation	2,439	2,573	(134)		7,303	6,801	502
Stock-based compensation	754	841	(87)		2,945	2,308	637
Adjusted EBITDA (non-GAAP)	$27,821	$29,257	$(1,436)	(4.9)%	$88,429	$77,905	$10,524	13.5%
Adjusted EBITDA margin (non-GAAP)	20.9%	21.0%			22.3%	22.4%

Medical and Veterinary:
Operating income (GAAP)	$16,472	$13,571	$2,901	21.4%	$49,172	$45,400	$3,772	8.3%
Restructuring expense	421	4,569	(4,148)		7,334	4,757	2,577
Depreciation	3,231	3,397	(166)		9,367	10,497	(1,130)
Stock-based compensation	587	1,075	(488)		2,291	2,974	(683)
Adjusted EBITDA (non-GAAP)	$20,711	$22,612	$(1,901)	(8.4)%	$68,164	$63,628	$4,536	7.1%
Adjusted EBITDA margin (non-GAAP)	24.0%	27.4%			25.8%	24.9%

Home Office and Other:
Operating loss (GAAP)	$(6,975)	$(14,402)	$7,427	51.6%	$(45,632)	$(80,159)	$34,527	43.1%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	804	1,793	(989)		6,380	5,960	420
Business acquisition and integration expense	11,346	5,924	5,422		35,702	41,537	(5,835)
Gain on sale of assets	(13,317)	—	(13,317)		(13,317)	—	(13,317)
Depreciation	82	633	(551)		1,963	2,125	(162)
Stock-based compensation	531	888	(357)		2,072	2,023	49
Adjusted EBITDA (non-GAAP)	$(7,529)	$(5,164)	$(2,365)	(45.8)%	$(12,832)	$(22,319)	$9,487	42.5%

Adtalem Global Education:
Net income (GAAP)	$45,869	$347,740	$(301,871)	(86.8)%	$71,114	$304,245	$(233,131)	(76.6)%
Net loss (income) from discontinued operations	2,694	(343,340)	346,034		7,088	(341,337)	348,425
Interest expense	14,457	36,585	(22,128)		47,806	109,907	(62,101)
Other (income) expense, net	(3,980)	327	(4,307)		(3,301)	(2,435)	(866)
Provision for (benefit from) income taxes	389	(8,363)	8,752		5,906	(39,597)	45,503
Operating income (GAAP)	59,429	32,949	26,480		128,613	30,783	97,830
Depreciation and amortization	24,389	38,158	(13,769)		80,554	107,438	(26,884)
Stock-based compensation	2,795	4,673	(1,878)		10,908	12,409	(1,501)
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,278	10,518	(9,240)		17,706	16,999	707
Business acquisition and integration expense	11,346	5,924	5,422		35,702	41,537	(5,835)
Gain on sale of assets	(13,317)	—	(13,317)		(13,317)	—	(13,317)
Adjusted EBITDA (non-GAAP)	$85,920	$92,222	$(6,302)	(6.8)%	$260,166	$223,922	$36,244	16.2%
Adjusted EBITDA margin (non-GAAP)	23.3%	25.3%			24.0%	21.9%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net income (GAAP)	$45,869	$347,740	$71,114	$304,245
Deferred revenue adjustment	—	—	—	8,561
CEO transition costs	—	—	—	6,195
Restructuring expense	1,278	10,518	17,706	16,999
Business acquisition and integration expense	11,346	5,924	35,702	41,537
Intangible amortization expense	14,232	26,817	48,936	73,967
Gain on sale of assets	(13,317)	—	(13,317)	—
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	—	12,471	9,226	44,105
Net tax benefit related to a valuation allowance release	(6,184)	—	(6,184)	—
Income tax impact on non-GAAP adjustments (1)	(4,359)	(18,769)	(23,341)	(60,871)
Net loss (income) from discontinued operations	2,694	(343,340)	7,088	(341,337)
Adjusted net income (non-GAAP)	$51,559	$41,361	$146,930	$93,401

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Earnings per share, diluted (GAAP)	$1.00	$7.04	$1.54	$6.15
Effect on diluted earnings per share:
Deferred revenue adjustment	-	-	-	0.17
CEO transition costs	-	-	-	0.12
Restructuring expense	0.03	0.21	0.38	0.34
Business acquisition and integration expense	0.25	0.12	0.77	0.83
Intangible amortization expense	0.31	0.54	1.06	1.48
Gain on sale of assets	(0.29)	-	(0.29)	-
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	-	0.25	0.20	0.88
Net tax benefit related to a valuation allowance release	(0.14)	-	(0.13)	-
Income tax impact on non-GAAP adjustments (1)	(0.10)	(0.38)	(0.51)	(1.22)
Net loss (income) from discontinued operations	0.06	(6.95)	0.15	(6.90)
Adjusted earnings per share, diluted (non-GAAP)	$1.13	$0.84	$3.19	$1.87
Diluted shares used in non-GAAP EPS calculation	45,801	49,377	46,089	49,872
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

 Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY23 Q3	FY22 Q3	FY23 Q3	FY23 Q2	FY23 Q1	FY22 Q4	FY22 Q3
Net cash provided by operating activities-continuing operations (GAAP)	$107,544	$77,739	$255,052	$225,247	$225,972	$164,002	$101,855
Capital expenditures	(9,309)	(7,477)	(27,861)	(26,029)	(29,914)	(31,054)	(33,539)
Free cash flow (non-GAAP)	$98,235	$70,262	$227,191	$199,218	$196,058	$132,948	$68,316

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in thousands, except per share data)

Year Ended
June 30, 2023
Expected earnings per share, diluted (GAAP)	$2.14 to 2.29
Expected effects on diluted earnings per share:
Restructuring expense	0.38
Integration costs	0.77
Estimated incremental integration costs	0.15
Estimated intangible amortization	1.33
Gain on sale of assets	(0.29)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, and investment impairment	0.20
Net tax benefit related to a valuation allowance release	(0.13)
Estimated income tax impact on non-GAAP adjustments(1)	(0.65)
Net loss from discontinued operations	0.15
Expected adjusted earnings per share, diluted (non-GAAP)(2)	$4.05 to 4.20
Diluted shares used in EPS calculation	46,089
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2023. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated intangible amortization and (2) the estimated incremental integration costs are estimates related to the Walden University acquisition and certain costs related to growth transformation initiatives. The effects on diluted EPS of restructuring expense, integration costs, gain on sale of assets, write-off of debt discount and issuance costs, gain on extinguishment of debt, investment impairment, net tax benefit related to a valuation allowance release, and loss from discontinued operations includes the results realized through March 31, 2023. We are not able to further estimate certain special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2023, would impact the GAAP expected EPS provided above.

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

	Twelve Months Ended
	March 31, 2023
Adtalem Global Education:
Net income (GAAP)	$77,860
Net income from discontinued operations	1,479
Interest expense	67,247
Other income, net		(1,974)
Provision for income taxes	29,964
Depreciation and amortization	114,964
Stock-based compensation	14,915
Restructuring expense	26,335
Business acquisition and integration expense	47,363
Gain on sale of assets		(13,317)
Adjusted EBITDA (non-GAAP)	$364,836

	March 31, 2023
Long-term debt	$708,283
Less: Cash and cash equivalents		(315,373)
Net debt (non-GAAP)	$392,910

Net leverage (non-GAAP)	1.1	x